Exhibit 3.1(gg)

CERTIFICATE OF FORMATION

OF

EARTHLINK BUSINESS, LLC

1.                                      The name of the limited liability company is EarthLink Business, LLC.

2.                                      The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904.  The name of its registered agent at such address is National Registered Agents, Inc.

3.                                      This Certificate of Formation shall be effective as of 11:59 p.m. on December 31, 2011.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of EarthLink Business, LLC, this 19th day of December, 2011.

/s/ D. Matt Madison
D. Matt Madison, an Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

EARTHLINK BUSINESS, LLC

In accordance with Section 18-202 of the Delaware Limited Liability Company Act, this Certificate of Amendment recites and provides as follows:

1.              The name of the limited liability company is EarthLink Business, LLC.

2.              The Certificate of Formation of the limited liability company is hereby amended by changing Section 1 so that, as amended, said Section 1 shall read as follows:

“1.           The name of the limited liability company is EarthLink Business Holdings, LLC.”

3.              This Certificate of Amendment shall be effective upon its filing.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 27 day of August, 2012.

/s/ Samuel R. DeSimone, Jr.
Samuel R. DeSimone, Jr., Executive Vice President,
General Counsel and Secretary